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                                                                   Exhibit 10.23


                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (this "Amendment") is made and entered into this 16th day of April, 1996 by and among UNITED MERIDIAN CORPORATION, a Delaware corporation (the "Parent"), UMC PETROLEUM CORPORATION, a Delaware corporation (the "Corporation"), and DONALD D. WOLF (the "Officer"). The Parent and the Corporation are referred to herein as "UMC".

                                   RECITALS

     A. UMC and the Officer entered into an Employment Agreement dated August 9, 1994 (the "Agreement") pursuant to which the Officer was to be employed as an officer of the Corporation.

     B. The Officer has given notice to UMC that he desires to terminate such employment, effective as of April 30, 1996 (the "Effective Date"), and this Amendment modifies the Agreement to reflect the agreement of the parties in respect of such termination.

     C. Terms which are defined in the Agreement and used herein shall have the same meanings as so defined.

                                  AGREEMENTS

     1.  The Corporation accepts the resignation of the Officer as an employee as of the Effective Date. Further, as of the Effective Date the Officer hereby resigns his position as President and Chief Operating Officer of the Parent and all positions which he holds as an officer or director of the Corporation and its subsidiary companies; provided, however, that such resignations shall not affect Officer's position as a director of the Parent. UMC accepts such further resignations. The termination of the Officer's employment by the Corporation is agreed to be a voluntary termination subject to the provisions of Section 2.6 of the Agreement.
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     2.  The last sentence of Section 2.6 of the Agreement is amended to read as follows:

         Upon a voluntary termination hereunder, all options to purchase stock in the Parent heretofore granted to the Officer pursuant to the United Meridian Corporation 1994 Nonqualified Stock Option Agreement for Former Employees of General Atlantic Resources, Inc. dated as of November 15, 1994 between the Parent and the Officer, as modified by an amendment thereto dated April 16, 1996 (the "Stock Option Agreement"), which are vested as of the Effective Date, or subsequently become vested pursuant to its terms, may be exercised in accordance with the provisions of Section 4(d) of the Stock Option Agreement.

     3. Notwithstanding any provisions of Section 4.1 of the Agreement to the contrary, the severance compensation payable to the Officer pursuant to Section 4.1(a) of the Agreement is agreed to be $735,000 (which amount is equal to three
(3) times the Officer's Base Salary of $245,000); and such amount shall be payable in semi-monthly installments of $10,208.33, commencing May 15, 1996 and extending through December 31, 1996, with the unpaid amount thereof being due and payable not later than January 15, 1997. Section 4.1 of the Agreement is amended to be consistent with the foregoing sentence.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                       UNITED MERIDIAN CORPORATION

                       By:   /s/ John B.  Brock
                             ---------------------
                             John B. Brock, Chairman and
                             Chief Executive Officer

                       UMC PETROLEUM CORPORATION

                       By:   /s/ John B.  Brock
                             ---------------------
                             John B. Brock, Chairman and
                             Chief Executive Officer

                             /s/ Donald D.  Wolf
                             ----------------------
                             Donald D. Wolf




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